UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	November 17, 2004
(Date of earliest event reported):	(November17, 2004)
Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 7.01  Regulation FD

     On November 17, 2004, G. William Ruhl, Chairman, President and Chief Executive Officer of D&E Communications, Inc., testified before the Congressional Rural Caucus Telecom Task Force on the issue of the challenges facing rural America as Congress begins considering legislation needed to update the nation's telecommunications laws. The text of his testimony is attached hereto as Exhibit 99.1. The charitable foundation referred to in the Testimony of Mr. Ruhl is the William and Jemima Brossman Charitable Foundation, a charitable foundation, of which the Ephrata National Bank, Ephrata, Pennsylvania, is trustee. The contributions referenced in Mr. Ruhl's testimony were made by the Foundation. As of March, 2004, the foundation owned approximately 885,100 common shares of the Company, 800,000 of which were included in the D&E Communications, Inc. Voting Trust. The trustees of the Voting Trust are all officers, employees or directors of D&E and, therefore, direct the voting of the 800,000 shares owned by the Charitable Foundation.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits:

         99.1     Testimony of G. William Ruhl

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

D&E COMMUNICATIONS, INC. By: /s/ Thomas E. Morell
Date: November 17, 2004	Thomas E. Morell
Senior Vice President
Chief Financial Officer and Treasurer